Exhibit 4.2
FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of September 17, 2026, by and among Ellington Financial Operating Partnership LLC, a Delaware limited liability company (the “Operating Partnership”), EF Holdco Inc., a Delaware corporation (“EF Holdco”), EF Cayman Holdings Ltd., a Cayman Islands exempted company (“EF Cayman”), Ellington Financial REIT Cayman Ltd., a Cayman Islands exempted company (“EF REIT”), Ellington Financial REIT TRS LLC, a Delaware limited liability company (“EF REIT TRS,” and together with the Operating Partnership, EF Holdco, EF Cayman and EF REIT, the “Issuers”), Ellington Financial Inc., a Delaware corporation (the “Parent Guarantor”), and Wilmington Trust, National Association, as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms not defined herein shall have the meanings given to them in the Base Indenture (as defined below).
W I T N E S S E T H :
WHEREAS, the Issuers, the Parent Guarantor and the Trustee are party to an Indenture, dated as of October 6, 2025 (the “Base Indenture” and, as supplemented by this Supplemental Indenture, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 7.375% Senior Notes due 2030 (the “Notes”);
WHEREAS, pursuant to and on the date of the Base Indenture, the Issuers initially issued $400,000,000 aggregate principal amount of the Notes (the “Existing Notes”);
WHEREAS, Section 2.01 of the Base Indenture provides that the Issuers may issue an unlimited principal amount of Additional Notes under the Base Indenture having identical terms as the Existing Notes (other than issue date, and, if applicable, issue price, the first Interest Payment Date and the date from which interest will accrue), in compliance with the terms of the Base Indenture, including the provisions of Section 4.07 thereof;
WHEREAS, pursuant to Section 2.03 of the Base Indenture, the Issuers have directed the Trustee to authenticate and deliver an additional $150,000,000 aggregate principal amount of the Notes as Additional Notes under the Base Indenture;
WHEREAS, the Issuers desire to establish a special record date for the payment of interest in respect of the Additional Notes on the Interest Payment Date occurring on September 30, 2026 so that interest accrued in respect of the Additional Notes is paid to the Holders thereof on such Interest Payment Date;
WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture without the consent of Holders;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuers, the Parent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.Special Record Date. Notwithstanding anything to the contrary in the Indenture, the record date for the payment of accrued and unpaid interest in respect of the Additional Notes solely on the Interest Payment Date occurring on September 30, 2026 shall be September 17, 2026.
2.Ratification of Base Indenture; Supplemental Indenture; Part of Indenture. Except as expressly amended hereby, the Base Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
3.Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

4.Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture and shall not be responsible for the recitals contained herein, all which recitals are made solely by the other parties hereto.
5.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.
6.Effect of Headings. The Section headings herein are for convenience only, are not intended to be considered a part hereof, shall not modify or restrict any of the terms or provisions hereof and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ELLINGTON FINANCIAL OPERATING PARTNERSHIP LLC,
a Delaware limited liability company
By: /s/ JR Herlihy_________________________
Name: JR Herlihy
Title: Chief Financial Officer

EF HOLDCO INC., a Delaware corporation
By: /s/ JR Herlihy_________________________
Name: JR Herlihy
Title: Chief Financial Officer

EF CAYMAN HOLDINGS LTD., a Cayman Islands exempted
company
By: /s/ JR Herlihy_________________________
Name: JR Herlihy
Title: Chief Financial Officer

ELLINGTON FINANCIAL REIT CAYMAN LTD., a Cayman
Islands exempted company
By: /s/ JR Herlihy_________________________
Name: JR Herlihy
Title: Chief Financial Officer

ELLINGTON FINANCIAL REIT TRS LLC, a Delaware limited
liability company
By: /s/ JR Herlihy_________________________
Name: JR Herlihy
Title: Chief Financial Officer

ELLINGTON FINANCIAL INC., a Delaware corporation
By: /s/ JR Herlihy_________________________
Name: JR Herlihy
Title: Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as
Trustee
By: /s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Vice President

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